UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Property Acquisition

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01

Item 2.01   Completion of Acquisition of Disposition of Assets.

On August 24, 2015, Hartman Corporate Park Place LLC, or “CPP LLC,” a wholly-owned subsidiary of our operating partnership, acquired a fee simple interest in a three story office building containing approximately 113,429 square feet of office space located in Dallas, Texas, commonly known as Corporate Park Place, or the “Corporate Park Place Property.”

CPP LLC acquired the Corporate Park Place Property from an unrelated third party seller, for a purchase price of $9,500,000, exclusive of closing costs.  CPP LLC financed the payment of the purchase price for the Corporate Park Place Property with proceeds from our ongoing public offering and loan advance proceeds from a newly established revolving credit facility more fully described in Item 2.03 below.

An acquisition fee of approximately $237,500 was earned by Hartman Advisors LLC, our affiliated external advisor, in connection with the purchase of the Corporate Park Place Property.

Property Management

On July 16, 2015, CPP LLC and Hartman Income REIT Management, Inc., or the “Property Manager,” our affiliate, entered into a Real Property Management Agreement, or the “Management Agreement,” pursuant to which the Property Manager will manage and be the exclusive leasing agent for the Corporate Park Place Property.  Pursuant to the terms of the Management Agreement, CPP LLC will pay the Property Manager a monthly management fee of 3% of the effective gross revenues (as defined in the Management Agreement). CPP LLC will also pay a leasing fee (as defined in the Management Agreement and subject to the further terms contained therein) in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property for new leases and for the renewal of existing leases.  The Management Agreement has an initial term of one year and will be automatically extended on an annual basis unless either party gives 30 days’ prior written notice of its desire to terminate the Management Agreement. CPP LLC or the Property Manager may terminate the Management Agreement in the event of default by the other party if such default is not cured within ten days after written notice from the other party, provided that if the default cannot be reasonably cured within the ten day period, the cure period shall be reasonably extended provided the party obligated to cure such default endeavors with diligence to do so.  CPP LLC may terminate the Management Agreement at any time upon written notice in the event of the Property Manager’s fraud, gross malfeasance, gross negligence or willful misconduct.

Description of the Property

The Corporate Park Place Property was built in 1980. The Corporate Park Place Property was approximately 81% occupied by 36 tenants as of August 24, 2015.

The material terms of the Management Agreement described herein are qualified in their entirety by the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

     Arrangement of a Registrant.

On July 24, 2015, CPP LLC together with Hartman Hillcrest LLC and Hartman 400 North Belt LLC entered into a revolving loan agreement with East West Bank, NA, as lender; and Hartman Short Term Income Properties XX, Inc., as guarantor.  The revolving loan in the original amount of $15,525,000, is evidenced by a promissory note, a deed of trust, assignment of leases and rents and security agreement.

The loan agreement provides for a fixed interest rate of 3.75% per annum.  The loan maturity date is July 24, 2017.

The material terms of the loan agreement described herein are qualified in their entirety by the agreements attached as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Real Property Management Agreement, dated as of July 16, 2015 by and between Hartman Corporate Park Place, LLC and Hartman Income REIT Management, Inc.
10.2

Deed of Trust, Assignment of Rents and Security Agreement, dated as of August 24, 2015 by and between Hartman 400 North Belt LLC, Hartman Corporate Park Place LLC, Hartman Hillcrest LLC and Hartman Short Term Income Properties XX, Inc. and East West Bank

10.3

Revolving Promissory Note, dated as of August 24, 2015 by and between Hartman 400 North Belt LLC, Hartman Corporate Park Place LLC, Hartman Hillcrest LLC and Hartman Short Term Income Properties XX, Inc. and East West Bank

10.4

Assignment of Leases and Rents, dated as of August 21, 2015 by and between Hartman 400 North Belt LLC, Hartman Corporate Park Place LLC, Hartman Hillcrest LLC and Hartman Short Term Income Properties XX, Inc. and East West Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: August 28, 2015	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

___________________________________________________________________

EXHIBIT INDEX

Exhibit	Description
10.1	Real Property Management Agreement, dated as of July 16, 2015 by and between Hartman Corporate Park Place, LLC and Hartman Income REIT Management, Inc.
10.2

Deed of Trust, Assignment of Rents and Security Agreement, dated as of August 24, 2015 by and between Hartman 400 North Belt LLC, Hartman Corporate Park Place LLC, Hartman Hillcrest LLC and Hartman Short Term Income Properties XX, Inc. and East West Bank

10.3

Revolving Promissory Note, dated as of August 24, 2015 by and between Hartman 400 North Belt LLC, Hartman Corporate Park Place LLC, Hartman Hillcrest LLC and Hartman Short Term Income Properties XX, Inc. and East West Bank

10.4

Assignment of Leases and Rents, dated as of August 21, 2015 by and between Hartman 400 North Belt LLC, Hartman Corporate Park Place LLC, Hartman Hillcrest LLC and Hartman Short Term Income Properties XX, Inc. and East West Bank